File No. 333-49508
--------------------------------------------------------------------------------

     As filed with the Securities & Exchange Commission on May 15, 2003


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------



                               AMENDMENT NO. 6 TO


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                              BLUE MOON INVESTMENTS
                 ----------------------------------------------
                 (Name of small business issuer in its charter)



            Nevada                         6770                  98-0210152
------------------------------  ---------------------------  -------------------
 (State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                              --------------------
                    Suite 810, 1708 Dolphin Avenue, Kelowna,
                        British Columbia, Canada V1Y 9S4
               (Address of principal place of business or intended
                          principal place of business)
                              --------------------

                                   David Ward
                              Blue Moon Investments
                     Suite 810, 1708 Dolphin Avenue, Kelowna
                        British Columbia, Canada V1Y 9S4
                               (250) 868-8177 tel.
            (Name, address and telephone number of agent for service)
                            -------------------------

                                   Copies to:

                   Gerald R. Tuskey, Personal Law Corporation
                                   Suite 1000
                              409 Granville Street
                             Vancouver, B.C. V6C 1T2
                            Telephone: (604)681-9588

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of each                       Proposed
   Class of         Amount          Maximum         Proposed         Amount of
Securities to        to be      Offering Price   Maximum Aggregate  Registration
Be Registered      Registered    per Unit (1)    Offering Price         Fee
--------------------------------------------------------------------------------
Common Stock,        200,000          $.50           $100,000           $53.00
Par value $0.0001
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2

                                                               Location of
Item No.  Required Item                                   Caption in Prospectus
--------  ------------------------------------------      ----------------------

1.        Forepart of the Registration Statement and      Cover Page; Outside
          Outside Front Cover of Prospectus               Front Page of
                                                          Prospectus

2.        Inside Front and Outside Back Cover Pages of    Inside Front and
          Prospectus                                      Outside Back Cover
                                                          Pages of Prospectus

3.        Summary Information and Risk Factors            Prospectus Summary;
                                                          Risk Factors

4.        Use of Proceeds                                 Use of Proceeds

5.        Determination of Offering Price                 Prospectus Summary -
                                                          Determination of
                                                          Offering Price; Risk
                                                          Factors; Plan of
                                                          Distribution

6.        Dilution                                        Dilution

7.        Selling Security Holders                        Not Applicable

8.        Plan of Distribution                            Plan of Distribution

9.        Legal Proceedings                               Legal Proceedings

10.       Director, Executive Officer, Management         Management
          and Promoters and Control Persons

11.       Security Ownership of Certain Beneficial        Principal Shareholders
          Owners and Management

12.       Description of Securities                       Description of
                                                          Securities

13.       Interest of Named Experts and Counsel           Not Applicable

14.       Disclosure of Commission Position on            Indemnification of
          Indemnification for Securities Act Liabilities  Officers and Directors

15.       Organization within Last Five Years             Management, Certain
                                                          Transactions

16.       Description of Business                         Business

17.       Management's Discussion and Analysis or Plan    Plan of Operation
          of Operation

18.       Description of Property                         Description of
                                                          Property

19.       Certain Relationships and Related Transactions  Certain Transactions


20.       Market for Common Equity and Related            Prospectus Summary,
          Stockholder Matters                             Market for Our Common
                                                          Stock; Shares Eligible
                                                          for Future Sale

21.       Executive Compensation                          Executive Compensation

22.       Financial Statements                            Financial Statements

23.       Changes in and Disagreements with Accountants   Changes in and
          on Accounting and Financial Disclosure          Disagreements with
                                                          Accountants on
                                                          Accounting and
                                                          Financial Disclosure

PART II

24.       Indemnification of Directors and Officers       Indemnification of
                                                          Directors and Officers

25.       Other Expenses of Issuance and Distribution     Other Expenses of
                                                          Issuance and
                                                          Distribution

26.       Recent Sales of Unregistered Securities         Recent Sales of
                                                          Unregistered
                                                          Securities

27.       Exhibits                                        Exhibits

28.       Undertakings                                    Undertakings

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                                  May 15, 2003



                           PUBLIC OFFERING PROSPECTUS


                              BLUE MOON INVESTMENTS
                           BEST EFFORTS ALL OR NOTHING
                   OFFERING OF 200,000 SHARES OF COMMON STOCK
                                 $0.50 PER SHARE



Blue Moon Investments is a startup company organized in the State of Nevada to as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.


We are offering these shares through our president, Mr. David Ward, without the use of a professional underwriter. We will not pay commissions on stock sales.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


           Offering Information - Best Efforts All or Nothing Offering


                                                  Per Share        Total
                                                  ---------        -----

Initial public offering price                       $0.50         $100,000.00
Underwriting                                        $0.00               $0.00
Net offering proceeds to Blue Moon Investments      $0.50         $100,000.00


If we do not sell the all or nothing offering of 200,000 shares, all proceeds will be returned to subscribers on expiration of the offering without interest or deduction.

The date of this Prospectus is May 15, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................6

LIMITED STATE REGISTRATION...................................................6
   Determination of Offering Price...........................................6

RISK FACTORS.................................................................7

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 DEPOSIT OF
   OFFERING PROCEEDS AND SECURITIES..........................................9

DILUTION....................................................................11

USE OF PROCEEDS.............................................................12

CAPITALIZATION..............................................................13

DESCRIPTION OF BUSINESS.....................................................13

PLAN OF OPERATION...........................................................14

DESCRIPTION OF PROPERTY.....................................................19

PRINCIPAL SHAREHOLDERS......................................................19

MANAGEMENT..................................................................21

EXECUTIVE COMPENSATION......................................................22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................23

LEGAL PROCEEDINGS...........................................................23

MARKET FOR OUR COMMON STOCK.................................................23

DESCRIPTION OF SECURITIES...................................................26

SHARES ELIGIBLE FOR FUTURE RESALE...........................................26

WHERE CAN YOU FIND MORE INFORMATION?........................................27

REPORTS TO STOCKHOLDERS.....................................................27

PLAN OF DISTRIBUTION........................................................29

LEGAL MATTERS...............................................................28

EXPERTS.....................................................................28

INDEMNIFICATION OF OFFICERS AND DIRECTORS...................................29

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
   FINANCIAL DISCLOSURE.....................................................29

FINANCIAL STATEMENTS........................................................29

SIGNATURES..................................................................36

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

                              Blue Moon Investments

We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with another business or company. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us. Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at Suite 810, 1708 Dolphin Avenue, Kelowna, British Columbia, Canada V1Y 9S4. Our phone number is (250) 868- 8177.

                                  The Offering


Securities offered                  A best efforts all or nothing offering of
                                    200,000 shares of common stock, $0.0001 par value, being offered at $0.50 per share. If we do not sell the all or nothing offering of 200,000 shares, all proceeds will be re-turned to subscribers on expiration of the offering without interest or deduction.
                                    All proceeds will be held in escrow until proceeds of $100,000 are attained and all requirements of Rule 419 are met by our company.



Common stock outstanding            500,000 shares
prior to the offering

Common stock to be                  700,000 shares
outstanding after the offering


Expiration date                     120 days from the date of this  prospectus
                                    unless extended for an additional 30 days at our discretion.


                           LIMITED STATE REGISTRATION


We will register and offer our shares only in Colorado. Our shares will be offered in Nevada under the small business limited offering exemption afforded by NRS 90.530.11. Our shares may only be traded in Colorado and Nevada. There is no assurance that our shares will be eligible for sale or resale in any jurisdictions other than Colorado and Nevada. We may apply to register our shares in other states for offer under this prospectus or for secondary trading, however, we are under no requirement to do so. If we change our declared plan of distribution, we will file a post-effective amendment to this prospectus.


Determination of Offering Price
-------------------------------

The offering price of $0.50 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

         Estimates of our business potential

         Our limited financial resources

         The amount of equity desired to be retained by present shareholders

         The amount of dilution to the public

         The general condition of the securities markets

                                  RISK FACTORS

Our business is subject to numerous risk factors, including the following:

We Have Had No Recent Operating History Nor Any Revenues or Earnings From Operations Since Our Inception.
--------------------------------------------------------------------------------
We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

The Proceeds of This Offering May Be Insufficient to Provide Financing to the Acquired Company.
--------------------------------------------------------------------------------
As of September 30, 2002, there were $30,433 in assets and $16,890 in liabilities. There was $447 available in our treasury as of September 30, 2002. Assuming the sale of all the shares in this offering, we will receive proceeds of approximately $100,000, all of which must be deposited in the escrow account. It is unlikely that we will need additional funds, but we may if an acquisition candidate insists we obtain additional capital. We may require additional financing in the future in order to close a business combination. This financing may consist of the issuance of debt or equity securities. These funds might not be available, if needed, or might not be available on terms acceptable to us.

We May Not Locate a Suitable Acquisition Candidate.
---------------------------------------------------
We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination within 18 months of the date of this prospectus. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

The Company We Acquire May Never Establish Its Business or Become Profitable.
-----------------------------------------------------------------------------
We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development stage companies.

There is No Market On Which Our Shares Trade and There is a Limited Number of States in Which You May Sell Your Shares Which Severely Limits Your Liquidity.
--------------------------------------------------------------------------------
Even if we are successful in completing a merger or acquisition, we may not be successful in listing our shares on a public market. Until our shares are listed on a public market, you have no liquidity to sell your shares and you will not be able to obtain a return on your investment. If our shares are never listed on a public market, it may be impossible for you to recover the money you invested in our shares. The following states restrict the sale and resale of shares of blank check companies: Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington. You are unable to liquidate your investment by selling our shares in these states.

Management May Not Devote a Sufficient Amount of Time to Seeking a Target
Company.
--------------------------------------------------------------------------------
While seeking a business combination, management anticipates devoting no more than five hours per month. As a result, we may not identify an acquisition candidate within 18 months of the date of this prospectus.

The Loss of Any of Our Officers Would Hurt Our Ability to Develop Our Business.
--------------------------------------------------------------------------------
Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of our business and our likelihood of continuing operations. None of our officers have entered into a written employment agreements with us and none is expected to do so in the foreseeable future. We have not obtained key man life insurance on any of our officers or directors.

Our Officers and Directors Have Conflicts of Interest That May Prevent Us From Forming a Business Combination.
--------------------------------------------------------------------------------
In the event that management identifies a candidate for a business combination, and the candidate expresses no preference for a particular company, management intends to enter into a business combination with a previously formed blank check company. As a result, there may not be sufficient business opportunities to consummate a business combination with us.

Target Companies That Fail to Comply With SEC Reporting Requirements May Delay or Preclude an Acquisition.
--------------------------------------------------------------------------------
Sections 13 and 15(d) of the `34 Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the `34 Act are applicable.

We May Not Ever Locate an Acquisition Candidate.
------------------------------------------------
We have neither conducted, nor have others made available to us, results of market research indicating the level of market demand that exists for blank check companies. Moreover, we do not have a marketing department, and we do not plan to engage a marketing organization. Even if demand is identified for blank check company mergers, we cannot assure you that we will be successful in completing a business combination.

If We Acquire a Canadian or Other Foreign Entity, Investors Will Be Subject to International Investment Risk.
--------------------------------------------------------------------------------
If we enter into a business combination with foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

                  YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER
              RULE 419 DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained therein. Each investor will have a minimum of 20 business days and a maximum of 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor. If we have not received written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow account will be promptly returned to the investor within five business days. After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

Accordingly, we have entered into an escrow agreement with City National Bank, N.A. Los Angeles, California, which provides that:

- The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

- All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

- Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

- The funds will be released to us, and the securities will be released to you, only after:

          The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

               - We have executed an agreement for the acquisition of an acquisition candidate whose fair market value represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

               -    The post-effective amendment has been declared effective.

               - We have satisfied all of the prescribed conditions of the reconfirmation offer.

               - The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.

               - This offering will expire 120 days from the date of this prospectus unless extended an additional 30 days in our discretion. There is a minimum number of 200,000 securities that must be sold in the offering.



                                    DILUTION

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

As of September 30, 2002, our net tangible book value was ($11,443) or ($0.02) per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 200,000 shares of common stock offered through this prospectus at an initial public offering price of $0.50 per share, and after deducting estimated expenses of the offering, our adjusted pro forma net tangible book value as of September 30, 2002, would have been $78,557 or $0.11 per share. This represents an immediate increase in net tangible book value of $0.13 per share to existing shareholders and an immediate dilution of $0.39 per share to investors in this offering. The following table illustrates this per share dilution:

         Public offering price per share                                   $0.50

         Net tangible book value per share before offering      $(0.02)

         Increase per share attributable to new investors        $0.13

         Dilution per share to new investors                               $0.39
                                                                           =====

   Number of Shares    Money Received for Shares   Net Tangible Book Value
   Before Offering          Before Offering       Per Share Before Offering

       500,000                    $50                      $(0.02)


Total Number of Shares   Total Amount of Money     Pro-Forma Net Tangible Book
    After Offering        Received for Shares     Value Per Share After Offering
    --------------        -------------------     ------------------------------

       700,000                 $100,000                       $0.11

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

                        Shares Purchased   Total Consideration
                        ----------------   -------------------    Average Price
                        Number   Percent   Amount      Percent    Paid Per Share
                        ------   -------   ------      -------    --------------

New Investors          200,000   29%      $100,000       100%        $.50
Existing Shareholders  500,000   71%           $50         0%        $.0001

                                 USE OF PROCEEDS


The gross proceeds of this offering will be $100,000. Rule 419 permits 10% of the funds, or $10,000, to be released from escrow to us prior to the reconfirmation of the offering. However, we do not intend to request release of these funds. This offering is contingent on a best efforts all or nothing of 200,000 shares being sold and they will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419. If we do not sell the minimum of 200,000 shares, all proceeds will be promptly refunded to subscribers at the expiration of this offering without interest or deduction.


We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities, expenses associated with SEC reporting and the expenses of this offering. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Accordingly, no portion of the proceeds are being used to repay debt. Management estimates that the expenses of the offering will be approximately $10,000. Management intends to advance all expenses associated with the offering. As a condition of the merger, the accrued liability shall be forgiven by management, and categorized as additional paid-in capital. Management believes that this is in our best interest, because it reduces the amount of liabilities an acquisition candidate must assume in the merger, and thus, may facilitate an acquisition transaction. Management will fund all expenses of the Company until the expiration of the offering under this prospectus. Management will keep the Company debt free and in good standing for up to 18 months from the date of this prospectus.

Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the sale of all the shares in this offering, $100,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.

                        Assuming All or Nothing Offering

                                    Amount                    Percent
                                    ------                    -------
Working Capital                    $100,000                   100.0%
Total                              $100,000                   100.0%

None of the offering proceeds shall be payable to any officer, director or third party. None of the proceeds shall be loaned to any officer, director or third party.

The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. These funds will be in an insured financial institution in either a certificate of deposit, interest bearing savings account or in short term federal government securities as placed by City National Bank, N.A., Los Angeles, California.

                                 CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2002.



           Stockholders' equity:                                         $50
           Common stock, $0.001 par value;
           Authorized 50,000,000 shares,
           Issued and outstanding
           500,000 shares

           Additional paid-in capital                                $50,558
           Deficit accumulated during the development period        $(37,065)
           Total stockholders equity                                 $13,543
           Total Capitalization                                      $13,543

                             DESCRIPTION OF BUSINESS

Blue Moon Investments, was incorporated on September 19, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to its shareholders, we never commenced any other operational activities. We can be defined as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Board of Directors has elected to commence implementation of our principal business purpose.

The proposed business activities classifies us as a "blank check" company. The Securities and Exchange Commission defines these companies as "any development stage company that is issuing a penny stock and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully implemented our business plan. We intend to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements.

Lock-up Agreement
-----------------

Each of our shareholders has executed and delivered a "lock-up" letter agreement, affirming that they shall not sell their respective shares of common stock until we have successfully consummated a merger or acquisition and we are no longer classified as a "blank check" company. However, while management believes that the procedures established to preclude any sale of our securities prior to closing of a merger or acquisition will be sufficient, we cannot assure you that the procedures established will unequivocally limit any shareholder's ability to sell their respective securities before a closing.

Investment Company Act of 1940
------------------------------

Although we will be subject to SEC regulation, management believes we will not be subject to regulation as an investment company, since we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in our holding passive investment interests in a number of entities, we could be subject to regulation as an investment company. If that occurs, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status as an investment company and, consequently, a violation of the Act could subject us to material adverse consequences.

Investment Advisors Act of 1940
-------------------------------

An investment adviser is a person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities. We seek to locate a suitable merger of acquisition candidate, and we do not intend to engage in the business of advising others in investment matters for a fee or other type of consideration.

Forward Looking Statements
--------------------------

We caution readers regarding forward looking statements found in the following discussion and elsewhere in this registration statement and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and that relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by or on our behalf. We disclaim any obligation to update forward looking statements. Readers should also understand that under Section 27A(b)(2)(D) of the `33 Act, and Section 21E(b)(2)(D) of the `34 Act, the "safe harbor" provisions of the PSLRA do not apply to statements made in connection with our offering.

                                PLAN OF OPERATION

We intend to seek to acquire assets or shares of an entity actively engaged in a business that generates revenues, in exchange for its securities. We have not identified a particular acquisition target and have not entered into any negotiations regarding an acquisition. As soon as this registration statement becomes effective, we intend to contact investment bankers, corporate financial analysts, attorneys and other investment industry professionals through various media. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger with us as of the date of this registration statement.

Depending upon the nature of the relevant business opportunity and the applicable state statutes governing how the transaction is structured, our Board of Directors expects that it will provide our shareholders with complete disclosure documentation concerning a potential business opportunity and the structure of the proposed business combination prior to consummation. Disclosure is expected to be in the form of a proxy or information statement, in addition to the post-effective amendment.

While any disclosure must include audited financial statements of the target entity, we cannot assure you that such audited financial statements will be available. If audited financial statements are not available at closing, the proposed transaction will be voidable at management's discretion. As part of the negotiation process, the Board of Directors does intend to obtain certain assurances of value, including statements of assets and liabilities, material contracts, accounts receivable statements, or other indicia of the target entity's condition prior to consummating a transaction, with further assurances that an audited statement would be provided prior to execution of a merger or acquisition agreement. Closing documents will include representations that the value of the assets transferred will not materially differ from the representations included in the closing documents, or the transaction will be voidable.

Due to our intent to remain a shell corporation until a merger or acquisition candidate is identified, it is anticipated that its cash requirements shall be minimal. We also do not expect to acquire any plant or significant equipment.

We have not, and do not intend to enter into, any arrangement, agreement or understanding with non-management shareholders allowing non-management shareholders to directly or indirectly participate in or influence our management. Management currently holds 60.8% of our stock. As a result, management is in a position to elect a majority of the directors and to control our affairs.

We have no full time employees. Our President and Secretary have agreed to allocate a portion of their time to our activities, without compensation. These officers anticipate that our business plan can be implemented by their devoting approximately five hours each per month to our business affairs and, consequently, conflicts of interest may arise with respect to their limited time commitment. We do not expect any significant changes in the number of employees.

Our officers and directors may become involved with other companies who have a business purpose similar to ours. As a result, potential conflicts of interest may arise in the future. If a conflict does arise and an officer or director is presented with business opportunities under circumstances where there may be a doubt as to whether the opportunity should belong to us or another "blank check" company they are affiliated with, they will disclose the opportunity to all the companies. If a situation arises where more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge with or acquire the target company, the company that first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

General Business Plan
---------------------

Our purpose is to seek, investigate and, if investigation warrants, acquire an interest in business opportunities presented to it by persons or firms that desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to restrict our discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because we have nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

We may seek a business opportunity with entities that have recently commenced operations, or that wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We anticipate that the selection of a business opportunity will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. The perceived benefits may include facilitating or improving the terms for additional equity financing that may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity for shareholders with unrestricted stock and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of these business opportunities extremely difficult and complex.

The owners of the business opportunities will incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-KSBs or 10-QSBs, agreements and related reports and documents. The `34 Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the `34 Act. Nevertheless, our officers and directors have not conducted market research and are not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by our officers and directors, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities that may be brought to our attention through present associations of our officers and directors, or by our shareholders. In analysing prospective business opportunities, management will consider:

          -    the available technical, financial and managerial resources;

          -    working capital and other financial requirements;

          -    history of operations, if any;

          -    prospects for the future;

          -    nature of present and expected competition;

          - the quality and experience of management services that may be available and the depth of that management;

          -    the potential for further research, development, or exploration;

          - specific risk factors not now foreseeable but could be anticipated to impact our proposed activities;

          -    the potential for growth or expansion;

          -    the potential for profit;

          - the perceived public recognition of acceptance of products, services, or trades;

          -    name identification; and

          -    other relevant factors.

Our officers and directors expect to meet personally with management and key personnel of the business opportunity as part of their " due diligence" investigation. To the extent possible, we intend to utilize written reports and personal investigations to evaluate the above factors. We will not acquire or merge with any company that cannot provide audited financial statements within a reasonable period of time after closing of the proposed transaction.

Our management, while probably not especially experienced in matters relating to our prospective new business, shall rely upon their own efforts and, to a much lesser extent, the efforts of our shareholders, in accomplishing our business purposes. We do not anticipate that any outside consultants or advisors, except for our legal counsel and accountants, will be utilized by us to accomplish our business purposes. However, if we do retain an outside consultant or advisor, any cash fee will be paid by the prospective merger/acquisition candidate. We have no contracts or agreements with any outside consultants and none are contemplated.

We will not restrict our search for any specific kind of firms, and may acquire a venture that is in its preliminary or development stage or is already operating. We cannot predict at this time the status of any business in which we may become engaged, because the business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages that we may offer. Furthermore, we do not intend to seek additional capital to finance the operation of any acquired business opportunity until we have successfully consummated a merger or acquisition.

A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. If that occurs, management may be required to sell or transfer all or a portion of the common stock held by them, or resign as members of our Board of Directors. The resulting change in control could result in removal of one or more present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

Acquisition of Opportunities
----------------------------

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders. Furthermore, management may negotiate or consent to the purchase of all or a portion of our stock. Any terms of sale of the shares presently held by officers and/or directors will be also afforded to all other shareholders on similar terms and conditions. Any such sale would require an amendment to this registration statement.

While the actual terms of a transaction that management may not be a party to cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, our shareholders would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of the shareholders.

As part of the "due diligence" investigation, our officers and directors will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures to the extent of our limited financial resources and management expertise. How we will participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the parties, the management of the target company and our relative negotiation strength.

With respect to any merger or acquisition, negotiations with target company management are expected to focus on the percentage of our shares that the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will probably hold a substantially lesser percentage ownership interest following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then shareholders, in addition to the dilution that may be experienced as a result of this offering.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although we cannot predict the terms of the agreements, generally the agreements will require some specific representations and warranties by all of the parties, will specify certain events of default, will detail the terms of closing and the conditions that must be satisfied by each of the parties prior to and after the closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated previously, we will not acquire or merge with any entity that cannot provide independent audited financial statements concurrent with the closing of the proposed transaction. We are subject to the reporting requirements of the `34 Act. Included in these requirements is our affirmative duty to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-KSB and quarterly reports on Form 10-QSB. If the audited financial statements are not available at closing, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable at the discretion of our present management. If the transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.

Competition
-----------

We will remain an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we do. In view of our combined extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

                             DESCRIPTION OF PROPERTY

We have no properties and at this time have no agreements to acquire any properties.

We operate from our offices at Suite 810, 1708 Dolphin Avenue, Kelowna, British Columbia, Canada. Space is provided to us on a rent free basis by Mr. Schlitt, an officer and director, and it is anticipated that this arrangement will remain until we successfully consummate a merger or acquisition. Management believes that this space will meet our needs for the foreseeable future.

                             PRINCIPAL SHAREHOLDERS

     On May 3, 2002, Mr. Devinder Randhawa and Mr. Robert Hemmerling, the former controlling shareholders of our company, transferred 152,000 common shares to each of Mr. David Ward of Langley, British Columbia and Mr. Ron Schlitt of Kelowna, British Columbia. The 304,000 shares which were collectively transferred represent 60.8% of our issued common shares. These two transfers of our common shares would, together, constitute a change in voting control of our company.

The 152,000 common shares transferred to each of David Ward and Ron Schlitt were separate transactions and each was done for nominal consideration of $1.00. There is no written or oral agreement between Mr. Schlitt and Mr. Ward to act in concert or to collectively vote their shares on matters requiring the approval of our shareholders.

Mr. Schlitt and Mr. Ward received their shares of our company from Mr. Randhawa and Mr. Hemmerling for nominal consideration to encourage Mr. Ward and Mr. Schlitt to take on the responsibility of completing our company's offering under Rule 419. Messrs. Hemmerling and Randhawa have developed other business opportunities which require the majority of their available working time. Unable to dedicate the time required to our company to successfully complete and market our offering under Rule 419, Messrs. Randhawa and Hemmerling determined it would be in the best interests of our company and its other shareholders to pass on operating and voting control to Mr. Ward and Mr. Schlitt.

On May 3, 2002, Mr. David Ward and Mr. Ron Schlitt were appointed directors and officers of our company replacing Mr. Devinder Randhawa and Mr. Robert Hemmerling. Messrs. Randhawa and Hemmerling did not resign as a result of any disagreement with our company. Messrs. Ward and Schlitt assumed operational control of our company as directors and executive officers on May 3, 2002 in conjunction with their assumption of voting control.

The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers as of the date of this Prospectus. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Directors, Officers                    Owned Prior        Owned Beneficially
and 5% Stockholders                    to Offering           After Offering
-------------------                 -------------------  --------------------
                                    Number      Percent  Number       Percent
                                    ------      -------  ------       -------

David Ward                          176,500       35.3%  176,500       25.2%
19690 - 50th Avenue
Langley, B.C.
V3A 4J2

Ron Schlitt                         176,500       35.3%  176,500       25.2%
1890 Ranchmont Cres.
Kelowna, B.C.
V1V 1T3

All directors and officers as a     353,000       70.6%  353,000       50.4%
group, which consists of 2 persons

All the shares shown above are Common shares. The balance of the outstanding Common shares are held by 8 persons, none of whom hold 5% or more of our outstanding Common shares.

All of our current shareholders are residents of the Province of British Columbia. All current shareholders received their shares as a gift from our incorporating shareholder on September 19, 1997. All currently issued shares are restricted and may not be sold on the secondary market unless a registration statement is filed for their sale.

                                   MANAGEMENT

Our directors and officers are as follows:

Name                      Age            Position
----                      ---            --------

David Ward                41             President, Chief Executive Officer and
                                         Chief Financial Officer and Director

Ron Schlitt               42             Secretary, Treasurer, Director

The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Our officers serve at the will of the Board of Directors. There are no other family relationships between any of our executive officers and directors.

Resumes
-------

David Ward, President, Chief Executive Officer, Chief Financial Officer and Director, was appointed to his positions on May 3, 2002. From 1992 to present, Mr. Ward has been the President and owner of Keats William Management where he works with small and medium sized businesses in the marketing, finance and planning aspects of various companies. In 1987, Mr. Schlitt received a Professional Teaching Certification at the University of British Columbia and in 1984 received a Bachelor of Commerce diploma at the University of British Columbia.

Ron Schlitt, Secretary, Treasurer and Director, was appointed to his positions on May 3, 2002. Mr. Schlitt is currently Secretary and a managing partner of Epicenter Resources, Inc., a private corporation specializing in human resources development and training since 1992. From 1985 to 1992 he was lead trainer and facilitator for a private training firm that contracted directly to the Federal and Provincial Government. Mr. Schlitt received a diploma of Business Administration with a Human Resources speciality from the College of New Caledonia. He has completed several certificate programs from Creative Training Techniques in various locations in the United States. He devotes only such time as necessary to the business of the company which time is expected to be nominal.

Prior "Blank Check" Experience
------------------------------


Mr. David Ward is also a director and President of Investment Associates Inc. which is a blank check company. Mr. Ward is also the former President of LEK International Inc., a blank check company. Mr. Ward was appointed President of LEK International Inc. on May 3, 1997 and resigned as President on December 15, 1999.

The following charts summarize Mr. Ward's involvement with Investment Associates Inc. and LEK International Inc.:

Investment Associates Inc.
--------------------------
                                                                   Status of Management's
                          Initial Date                             Involvement and
Type of Filing            of Filing               File Number      Transactions to Date

------------------------- ----------------------- ---------------- -------------------------------------------------
10SB-12G                  November 12, 1999       000-28053        Became a reporting company on January 13, 2000.
Registration of                                                    Investment Associates Inc. has not completed a
securities for small                                               public offering of its shares and continues to
business                                                           seek a merger or acquisition target.
------------------------- ----------------------- ---------------- -------------------------------------------------



LEK International Inc.
----------------------

------------------------- ----------------------- ---------------- -------------------------------------------------
                          Initial Date                             Involvement and
Type of Filing            of Filing               File Number      Transactions to Date

------------------------- ----------------------- ---------------- -------------------------------------------------
10SB-12G                  July 23, 1999           000-26321        Became a reporting company on September 23, 1999.
Registration of
securities for small
business

------------------------- ----------------------- ---------------- -------------------------------------------------
8K                        January 21, 2000        000-26321        Company concluded a reverse merger with San
Current report,                                                    Joaquin Oil & Gas Ltd. on December 31, 1999.  The
items 1, 7 and 8                                                   company issued 8,069,000 shares or 68.56% voting
                                                                   control to the former shareholders of San Joaquin
                                                                   in exchange for 100% of San Joaquin's issued
                                                                   shares.  Mr. Ward resigned as a director of the
                                                                   company on December 15, 1999 and is no longer a
                                                                   shareholder or member of management.
------------------------- ----------------------- ---------------- -------------------------------------------------



Mr. Ron Schlitt has no previous experience managing or financing blank check companies.

Conflicts of Interest
---------------------

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors. Because the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations.

The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

                             EXECUTIVE COMPENSATION

None of our officers and/or directors have received any compensation for their respective services rendered unto us. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, we have no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with us.

It is possible that, after we successfully consummate a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors any discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the Board of Directors is offered employment in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our shareholders for approval.

It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. In the event we consummate a transaction with any entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if compensation is in the form of cash, payment will be tendered by the acquisition or merger candidate, because we have insufficient cash available. The amount of any finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions, which range up to ten percent of the transaction price. No member of management will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement our business plan.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted for the benefit of our employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                                LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against us.

                           MARKET FOR OUR COMMON STOCK

There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price
------------

Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a Rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     - that a broker or dealer approve a person's account for transactions in penny stocks; and

     - the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     - obtain financial information and investment experience and objectives of the person; and

     - make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

     - sets forth the basis on which the broker or dealer made the suitability determination; and

     - that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate that will allow our securities to be traded without the aforesaid limitations. However, we cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

Penny Stock Regulation
----------------------

For transactions covered by Rule 15g-9 under the `34 Act, a broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1
(ii) authorized or approved for authorization upon notice of issuance, for quotation on the Nasdaq NMS; (iii) that has a price of five dollars or more or
(iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell our securities.

Holders
-------

There are ten holders of our common stock. In September 1997, we issued 500,000 of common stock for services in formation and organization valued at $.0001 per share or $50.00 under the 4(2) exemption from registration under the Securities Act of 1933. Our founder gifted 348,000 shares to 9 other shareholders on our behalf in accordance with the exemption from registration afforded by Regulation S of the Securities Act of 1933.

Dividends
---------

We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent
--------------

We do not have a transfer agent at this time.


                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. As of the date of this filing, there are 500,000 shares of common stock issued and outstanding.

Common Stock

All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available therefor. We have no intention to issue additional shares of stock.

There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 500,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. We are offering 200,000 shares of our common stock at $0.50 per share. Dilution to the investors in this offering shall be approximately $0.39 per share.

                        SHARES ELIGIBLE FOR FUTURE RESALE

There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

Upon completion of this offering, we will have 700,000 shares outstanding. The 200,000 shares proposed to be sold in this offering will be freely tradeable without restriction or further registration under the Securities Act unless purchased by "affiliates," as that term is defined in Rule 144 under the Securities Act. Upon execution of a merger agreement, the 500,000 shares currently outstanding shall be returned to us for cancellation, and will not be resold.

                      WHERE CAN YOU FIND MORE INFORMATION?

We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on October 4, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                             REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on September 30.

                             PLAN OF DISTRIBUTION

We offer the right to purchase 200,000 shares at $0.50 per share. We propose to offer the shares directly through our management and no compensation is to be paid to any person for the offer and sale of the shares. This is a minimum offering of 200,000 shares. If we do not sell this minimum, all proceeds will be returned to subscribers promptly on expiration of the offering without interest or deduction.

We are selling the shares through our president without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

     - He is not subject to a statutory disqualification under the Exchange Act at the time of his participation in the sale of our securities.

     - He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

     - He is not an associated person of a broker or a dealer at the time of his participation in the sale of our securities.

     - He will restrict his participation to the sale of securities that are made pursuant to a plan or agreement submitted for the vote or consent of the security holders who will receive securities of the issuer in connection with a reclassification of securities of the issuer, a merger or consolidation or a similar plan of acquisition involving an exchange of securities, or a transfer of assets of any other person to the issuer in exchange for securities of the issuer.

     - He will not conduct more than one offering in any 12 month period in reliance on the safe harbour from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.


As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Arbitrary Determination of Offering Price
-----------------------------------------

The initial offering price of $.50 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

     A.   The lack of operating history;

     B.   The proceeds to be raised by the offering;

     C. The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;

     D.   The current market conditions in the over-the-counter market.

Method of Purchasing
--------------------

Persons may purchase our shares by filling in and signing the share purchase agreement and delivering it, prior to the expiration date, to us. The purchase price of $.50 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order. You may not pay in cash.

                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Foley & Lardner of San Francisco, California.

                                     EXPERTS

Our financial statements as of the period ended September 30, 2002, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Cordovano & Harvey, P.C., independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article XII of the Articles of Incorporation and Article VI of our Bylaws, as amended, set forth certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification. See
Exhibit 3.1 hereto.


Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted in accordance with the applicable standard of conduct set forth in the statutory provisions. Our Articles of Incorporation provides for the indemnification of directors and officers to the full extent permitted by Nevada law.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

Although indemnification for liabilities arising under the `33 Act may be permitted to officers, directors or persons controlling us under Nevada law, we have been informed that in the opinion of the U.S. Securities and Exchange Commission, this form of indemnification is against public policy as expressed in the `33 Act, and is therefore unenforceable.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not changed accountants since our formation, and there are no disagreements with the findings of our accountants.


                              FINANCIAL STATEMENTS


The following financial statements for the six months ending March 31, 2003 and for the fiscal year ending September 30, 2002 are attached to this report and filed as a part of this Registration Statement.



                           BLUE MOON INVESTMENTS, INC.

                          Index to Financial Statements



                                                                            Page
                                                                            ----
Condensed Balance Sheet at March 31, 2003 (unaudited) ...................... F-3

Condensed Statements of Operations for the three and six months ended
     March 31, 2003 and 2002 (unaudited) ................................... F-4

Condensed Statements of Cash Flows for the six months ended
     March 31, 2003 and 2002 (unaudited) ................................... F-5

Notes to Condensed Financial Statements .................................... F-6

                           BLUE MOON INVESTMENTS, INC.

                             Condensed Balance Sheet
                                 March 31, 2003
                                   (Unaudited)

                                     Assets
Current assets:
    Cash .........................................................     $  1,898
    Deferred offering costs ......................................       29,069
                                                                       --------

                  Total current assets ...........................     $ 30,967
                                                                       ========


                       Liabilities and Shareholders' Equity

Current liabilities:
    Accounts payable and accrued liabilities .....................     $ 14,468
    Accounts payable related party (Note 2) ......................            8
    Loan payable (Note 3) ........................................        4,500
    Due to related party (Note 2) ................................       15,900
                                                                       --------
                  Total current liabilities ......................       34,876
                                                                       --------

Shareholders' equity:
    Common stock .................................................           50
    Additional paid-in capital ...................................       48,558
    Retained deficit .............................................      (52,517)
                                                                       --------

                  Total shareholders' equity .....................       (3,909)
                                                                       --------

                                                                       $ 30,967
                                                                       ========

            See accompanying notes to condensed financial statements

                           BLUE MOON INVESTMENTS, INC.

                       Condensed Statements of Operations
                                   (Unaudited)

                                                     Three Months Ended         Six Months Ended
                                                         March 31,                 March 31,
                                                   ----------------------    ----------------------
                                                     2003         2002         2003         2002
                                                   ---------    ---------    ---------    ---------
Costs and expenses
    Selling, general and administrative expenses   $   8,017    $   1,601    $  15,452    $   4,315
                                                   ---------    ---------    ---------    ---------
                   Loss before income taxes ....      (8,017)      (1,601)     (15,452)      (4,315)
                                                   ---------    ---------    ---------    ---------

Income tax provision (Note 4) ..................        --           --           --           --
                                                   ---------    ---------    ---------    ---------

                   Net loss ....................   $  (8,017)   $  (1,601)   $ (15,452)   $  (4,315)
                                                   =========    =========    =========    =========

Basic and diluted loss per share ...............   $   (0.02)   $   (0.00)   $   (0.03)   $   (0.01)
                                                   =========    =========    =========    =========

Weighted average common shares outstanding .....     500,000      500,000      500,000      500,000
                                                   =========    =========    =========    =========

            See accompanying notes to condensed financial statements

                           BLUE MOON INVESTMENTS, INC.

                       Condensed Statements of Cash flows
                                   (Unaudited)
                                                                        Six Months Ended
                                                                            March 31,
                                                                      --------------------
                                                                        2003        2002
                                                                      --------    --------
                     Net cash used in
                         operating activities .....................   $(14,732)   $ (2,840)
                                                                      --------    --------

Cash flows from financing activities:
    Payments for deferred offering costs ..........................      3,783        --
    Proceeds from loan issuance by related party (Note 2) .........      7,900       1,000
    Proceeds from loan issuance by third party (Note 3) ...........      4,500        --
    Third party expenses paid by affiliate on behalf of the
       Company (Note 2) ...........................................       --         2,458
                                                                      --------    --------
                     Net cash provided by
                         financing activities .....................     16,183       3,458
                                                                      --------    --------

                     Net change in cash and
                         cash equivalents .........................      1,451         618

Cash and cash equivalents:
    Beginning of period ...........................................        447        --
                                                                      --------    --------

    End of period .................................................   $  1,898    $    618
                                                                      ========    ========

Supplemental disclosure of cash flow information:
       Cash paid during the year for:
       Income taxes ...............................................   $   --      $   --
                                                                      ========    ========
       Interest ...................................................   $   --      $   --
                                                                      ========    ========

           See accompanying notes to condensed financial statements

                           BLUE MOON INVESTMENTS, INC.
                     Notes to Condensed Financial Statements
                                   (Unaudited)

Note 1: Basis of Presentation

The condensed financial statements presented herein have been prepared by the Company in accordance with the accounting policies in its audited financial statements for the year ended September 30, 2002 as filed in its Form 10-KSB and should be read in conjunction with the notes thereto. The Company is a "blank check" company. It was organized to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

Interim financial data presented herein are unaudited.

Note 2: Related Party Transactions

The Company was indebted to RD Capital, Inc., an affiliate, in the amount of $8,000 for working capital at the beginning of the quarter to which this quarterly report relates. The loan is interest free and is due on demand. The loan is included in the financial statements as indebtedness to related party. The affiliate loaned the Company an additional $7,900 for working capital during the quarter. As of March 31, 2003, the Company is indebted to the affiliate in the amount of $15,900. Management is unable to determine the fair value of this financial instrument.

R.D. Capital, Inc., an affiliate, has assumed responsibility for payment of certain obligations on behalf of the Company. The Company accounts for such payments as contributed capital. During the six months ended March 31, 2003 and 2002, R.D. Capital, Inc. made payments to vendors totaling $-0- and $2,458, respectively, on behalf of the Company. Through March 31, 2003, R.D. Capital, Inc. has contributed a total of $48,558 to capital.

Note 3: Loan Payable

An unrelated third party loaned the Company a total of $4,500 for working capital during the six months ended March 31, 2003. The loan, reflected in the financial statements as loans payable, is interest free, due on demand and convertible into common stock. Management is unable to determine the fair value of this financial instrument.

Note 4: Income Taxes

The Company records its income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". The Company incurred net operating losses during the periods shown on the condensed financial statements resulting in a deferred tax asset, which was fully allowed for, therefore the net benefit and expense result in $-0- income taxes.

                              BLUE MOON INVESTMENTS

                          Index to Financial Statements

                                                                            Page
                                                                            ----


Independent Auditors' Report .............................................   F-2

Balance Sheet at September 30, 2002 ......................................   F-3

Statements of Operations for the years ended September 30, 2002 and 2001 .   F-4

Statements of Changes in Shareholders' Equity for the period from
     October 1, 2000 through September 30, 2002 ..........................   F-5

Statements of Cash Flows for the years ended September 30, 2002 and 2001 .   F-6

Notes to Financial Statements ............................................   F-7

                          Independent Auditors' Report

To the Board of Directors and Shareholders


We have audited the balance sheet of Blue Moon Investments as of September 30, 2002 and the related statements of operations, changes in shareholders' equity and cash flows for the years ended September 30, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Moon Investments as of September 30, 2002, and the related statements of operations and cash flows for the years ended September 30, 2002 and 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency as of September 30, 2002 and a history of recurring losses. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Cordovano and Harvey, P.C.
------------------------------
Cordovano and Harvey, P.C.
Denver, Colorado
December 19, 2002

                              BLUE MOON INVESTMENTS

                                  Balance Sheet
                               September 30, 2002


                                     Assets
Current assets:
    Cash .........................................................   $    447
    Deferred offering costs ......................................     24,986
    Prepaid expenses and other ...................................      5,000
                                                                     --------

                  Total current assets ...........................   $ 30,433
                                                                     ========


                      Liabilities and Shareholders' Equity

Current liabilities:
    Accounts payable and accrued liabilities .....................   $ 10,890
    Due to related party (Note 2) ................................      6,000
                                                                     --------
                  Total current liabilities ......................     16,890
                                                                     --------

Shareholders' equity:
    Common stock, $.0001 par value. 100,000,000 shares authorized,
       500,000 shares issued and outstanding .....................         50
    Additional paid-in capital ...................................     50,558
    Retained deficit .............................................    (37,065)
                                                                     --------

                  Total shareholders' equity .....................     13,543
                                                                     --------

                                                                     $ 30,433
                                                                     ========

                 See accompanying notes to financial statements

                              BLUE MOON INVESTMENTS

                            Statements of Operations

                                                 Years Ended September 30,
                                                   ----------------------
                                                     2002         2001
                                                   ---------    ---------
Costs and expenses
    Selling, general and administrative expenses   $  12,246    $  15,954
                                                   ---------    ---------


                   Loss before income taxes ....     (12,246)     (15,954)
                                                   ---------    ---------

Income tax provision (Note 3) ..................        --           --
                                                   ---------    ---------

                   Net loss ....................   $ (12,246)   $ (15,954)
                                                   =========    =========

Basic and diluted loss per share ...............   $   (0.02)   $   (0.03)
                                                   =========    =========

Weighted average common shares outstanding .....     500,000      500,000
                                                   =========    =========


                 See accompanying notes to financial statements

                              BLUE MOON INVESTMENTS

                 Statements of Changes in Shareholders' Deficit


                                                                            Common Stock      Additional
                                                                         -------------------   Paid-In    Retained
                                                                          Shares    Par Value  Capital     Deficit     Total
                                                                         --------   --------   --------   --------    --------
                                              BALANCE, OCTOBER 1, 2000    500,000         50      7,229     (8,865)     (1,586)

Third party expenses paid by an affiliate on
   behalf of the Company (Note 2) ....................................       --         --       35,011       --        35,011
Net loss for year ended September 30, 2001 ...........................       --         --         --      (15,954)    (15,954)
                                                                         --------   --------   --------   --------    --------
                                           BALANCE, SEPTEMBER 30, 2001    500,000         50     42,240    (24,819)     17,471

Third party expenses paid by an affiliate on
   behalf of the Company (Note 2) ....................................       --         --        8,318       --         8,318
Net loss for the year ended September 30, 2002 .......................       --         --         --      (12,246)    (12,246)
                                                                         --------   --------   --------   --------    --------
                                           BALANCE, SEPTEMBER 30, 2002    500,000   $     50   $ 50,558   $(37,065)   $ 13,543
                                                                         ========   ========   ========   ========    ========

                 See accompanying notes to financial statements

                              BLUE MOON INVESTMENTS

                            Statements of Cash Flows

                                                            Years Ended September 30,
                                                              --------------------
                                                                2002        2001
                                                              --------    --------
Cash flows from operating activities:
    Net loss ..............................................   $(12,246)   $(15,954)
    Adjustments to reconcile net loss to net cash
       used by operating activities:
                Prepaid expenses and other current assets .     (5,000)       --
                Accounts payable and accrued liabilities ..      3,375       5,930
                                                              --------    --------
                     Net cash used in
                         operating activities .............    (13,871)    (10,024)
                                                              --------    --------

Cash flows from financing activities:
    Payments for deferred offering costs ..................       --       (24,987)
                                                              --------    --------
    Proceeds from loan issuance by related party (Note 2) .      6,000
    Third party expenses paid by affiliate on behalf of the
       Company (Note 2) ...................................      8,318      35,011
                                                              --------    --------
                     Net cash provided by
                         financing activities .............     14,318      10,024
                                                              --------    --------

                     Net change in cash and
                         cash equivalents .................        447        --

Cash and cash equivalents:
    Beginning of period ...................................       --          --
                                                              --------    --------

    End of period .........................................   $    447    $   --
                                                              ========    ========

Supplemental disclosure of cash flow information:
       Cash paid during the year for:
       Income taxes .......................................   $   --      $   --
                                                              ========    ========
       Interest ...........................................   $   --      $   --
                                                              ========    ========

                 See accompanying notes to financial statements

                           BLUE MOON INVESTMENTS, INC.
                          Notes To Financial Statements


Note 1: Organization and summary of significant accounting policies

Organization
------------

Blue Moon Investments, Inc. (the "Company") was incorporated, under the laws of Nevada on September 19, 1997 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company's business plan is to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation.

Management changed the manner in which it presents the Company's operating results and cash flows during the year ended September 30, 2001. Management no longer considers the Company in the development stage as defined by the FASB Statement of Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." As a result, cumulative operating results and cash flow information is no longer presented in the financial statements. This change does not affect the Company's operating results or financial position. Accordingly, no pro forma financial information is necessary. Historical information has been revised in conformity with current practice.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has a working capital deficiency as of September 30, 2002 and has suffered recurring losses. These factors, among others, may indicate that the Company will be unable to continue as a going concern for reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon continuing capital contributions from an affiliate to meet its obligations on a timely basis, consummating a business combination with an operating company, and ultimately attaining profitability.

The Company is also plans to raise $200,000 through a common stock offering included on a Registration Statement filed with the Securities and Exchange Commission ("SEC") on Form SB-2 (see Note 4). There is no assurance that the affiliate will continue to provide capital to the Company, that the Company can identify a target company and consummate a business combination, or that the Company will be successful in raising capital through its common stock offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of significant accounting policies
------------------------------------------

Cash and equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash or cash equivalents at September 30, 2002.

                           BLUE MOON INVESTMENTS, INC.
                          Notes To Financial Statements


Fair value of financial instruments

The Company's financial instruments consist of accounts payable and accrued liabilities. The carrying amounts of the current liabilities approximate fair value due to the short-term maturity of the instruments.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Loss per common share

Basic loss per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares (the denominator) for the period. The computation of diluted loss per share is similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

At September 30, 2002, there was no variance between basic and diluted loss per share as there were no potentially dilutive common shares outstanding.

Stock-based compensation

SFAS No. 123, "Accounting for Stock-Based Compensation" permits the use of either a "fair value based method" or the "intrinsic value method" defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) to account for stock-based compensation arrangements.

Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements with employees under the provisions of APB 25. No pro forma disclosures have been included with the accompanying financial statements as there was no pro forma effect to the Company's net loss or net loss per share.

                           BLUE MOON INVESTMENTS, INC.
                          Notes To Financial Statements


Note 2: Related party transactions

At this time, the Company has no need for an office.

The Company does not maintain a checking account and expenses incurred by the Company have historically been paid by an affiliate. During the years ended September 30, 2002 and 2001, the Company incurred $28,200 in expenses of which $17,310 was paid by the affiliate. The remaining balance of $10,890 is included in accounts payable and accrued liabilities in the accompanying financial statements.

The affiliate also advanced $6,000 to the Company for working capital during the year ended September 30, 2002. The advance is noninterest bearing and is to be paid from the proceeds of the proposed common stock offering.

The affiliate also paid $19,081 of the total $24,987 in deferred offering costs on behalf of the Company during the years ended September 30, 2002 and 2001. The remaining balance of $5,906 is included in accounts payable and accrued liabilities in the accompanying financial statements.

Since the Company's inception, the affiliate has paid offering costs and expenses on behalf of the Company totaling $50,558. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, payments made by the affiliate are classified as additional paid-in capital.

Note 3: Income taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate is as follows:

                                                          For the Years Ended
                                                             September 30,
                                                          ---------------------
                                                             2002       2001
                                                          ---------   ---------
U.S. statutory federal rate ............................     15.00%      15.00%
State income tax rate, net of federal benefit ..........      3.94%       3.94%
Net operating loss (NOL) for which no tax
    benefit is currently available .....................    -18.94%     -18.94%
                                                          ---------   ---------
                                                              0.00%       0.00%
                                                          =========   =========

At September 30, 2002, deferred taxes consisted of a net tax asset of $6,295, due to operating loss carryforwards of $37,065, which was fully allowed for, in the valuation allowance of $6,295. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The changes in the valuation allowance for the years ended September 30, 2002 and 2001 were $2,319 and $3,021, respectively. Net operating loss carryforwards will expire through 2022.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

                           BLUE MOON INVESTMENTS, INC.
                          Notes To Financial Statements


Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

Note 4: Form SB-2 Filing

The Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission ("SEC") in January of 2001 to offer for sale 200,000 common shares at $1.00 per share. To date, the SEC has not declared the Form SB-2 effective.
                                      F-10

You should rely only on the information
contained in this prospectus. We have
not authorized anyone to provide you
with information different from that
contained in this prospectus. We are
offering to sell, and seeking offers
to buy, shares of common stock only
in jurisdictions where offers and sales                 200,000 Shares
are permitted.  The information contained               common stock
in  this prospectus is accurate only
as of the date of this prospectus,
regardless of the time of delivery of
this prospectus or of any sale of our
common stock.

TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................6

LIMITED STATE REGISTRATION....................................6
   Determination of Offering Price............................6

RISK FACTORS..................................................7    BLUE MOON
                                                                  INVESTMENTS
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE
   419 DEPOSIT OF OFFERING PROCEEDS AND SECURITIES............9

DILUTION.....................................................11

USE OF PROCEEDS..............................................12

CAPITALIZATION...............................................13
                                                                   PROSPECTUS
DESCRIPTION OF BUSINESS......................................13

PLAN OF OPERATION............................................14

DESCRIPTION OF PROPERTY......................................19

PRINCIPAL SHAREHOLDERS.......................................19

MANAGEMENT...................................................21

EXECUTIVE COMPENSATION.......................................22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............23

LEGAL PROCEEDINGS............................................23

MARKET FOR OUR COMMON STOCK..................................23


DESCRIPTION OF SECURITIES....................................26
                                                                   May 15, 2003
SHARES ELIGIBLE FOR FUTURE RESALE............................26


WHERE CAN YOU FIND MORE INFORMATION?.........................27

REPORTS TO STOCKHOLDERS......................................27

PLAN OF DISTRIBUTION.........................................27

LEGAL MATTERS................................................28

EXPERTS......................................................28

INDEMNIFICATION OF OFFICERS AND DIRECTORS....................31

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
   ACCOUNTING AND FINANCIAL DISCLOSURE.......................31

FINANCIAL STATEMENTS.........................................31

SIGNATURES...................................................36

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. -- Indemnification of officers and directors
-----------------------------------------------------

The information required by this Item is incorporated by reference to "Indemnification of Officers and Directors" in the Prospectus.

Item 25 -- Other Expenses of Issuance and Distribution
------------------------------------------------------

Management is paying the expenses incurred in connection with the issuance and distribution of the securities being registered as follows:

Securities and Exchange Commission registration fee:              $    53.00
Federal Taxes                                                     $     0.00
State Taxes and Fees                                              $     0.00
Transfer Agent Fees                                               $ 1,200.00
Accounting fees and expenses                                      $ 3,000.00
Legal fees and expenses                                           $ 6,000.00
Miscellaneous                                                     $   200.00

TOTAL:                                                            $10,453.00
                                                                  ==========

Item 26 -- Recent Sales of Unregistered Securities
--------------------------------------------------

On September 19, 1997, the Company issued 500,000 shares of common stock to a director for $50. The Company relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 500,000 shares of common stock. All of the shares of common stock of the Company previously issued have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the `33 Act.

On September 19, 1997, 152,000 shares of common stock were gifted to the Secretary of the Company, and an additional 348,000 shares of common stock were gifted to nine other shareholders for a total of 500,000 shares of common stock. The shares were gifted to increase the number of shareholders. This was a transaction "by or on behalf of the issuer," and was made pursuant to Regulation
S. All of these shares are "restricted" shares as defined in Rule 144 under the Securities Act of 1933. Each shareholder is not a U.S. person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). The subscriber to the offering acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied in accordance with Rule 903(b)(3)(iii)(A).

As of the date of this registration statement, all of the issued and outstanding shares of the Company's common stock would normally be eligible for sale under Rule 144 promulgated under the '33 Act, subject to certain limitations included in said Rule. However, the SEC staff, through a letter to the NASD in November of 1999, has eliminated the availability of Rule 144 for the public sale of all shares issued by blank check companies in private placements, unless those shares are sold under a registration statement. As a result, the 500,000 shares issued by the Company prior to the filing of this registration statement may not be sold on the secondary market unless a registration statement is filed for their sale.

Item 27 - Exhibits
------------------



3.1*          Articles of Incorporation
3.2*          Amendment to Articles of Incorporation
3.3*          Bylaws
4.1*          Specimen Informational Statement
4.1.2***      Share Purchase Agreement
5.1***        Opinion of Foley & Lardner with respect to the legality of the shares being registered
23.1          Consent of Cordovano & Harvey, P.C.
23.2***       Consent of Foley & Lardner (included in Exhibit 5.1)
24.1***       Power of Attorney
99.1***       Escrow Agreement
99.2***       Lock Up Letter Agreement


     * Incorporated by reference to Form 10-SB, File No. 000-29021, filed January 19, 2001.

  ***  Previously filed.

Item 28 -- Undertakings
-----------------------

We undertake that we will:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on May 15, 2003.


                                        Blue Moon Investments

                                        /s/  David Ward
                                        ----------------------------------------
                                        David Ward, President, C.E.O. and C.F.O.





Signature                        Title                       Date
---------                        -----                       ----

/s/ David Ward                   President, Director         May 15, 2003
--------------
David Ward


/s/ Ron Schlitt                  Director                    May 15, 2003
---------------
Ron Schlitt